Turner, Warren, Hwang and Conrad AC

Certified Public Accountants and Consultants

100 N. First St., Suite 202

Burbank, CA 91502-1845

Tel    818.955.9537

Fax    818.955.8416

cpa@twhc.com

We hereby consent to the inclusion of our Report of Independent Registered Public Accounting Firm for the year ended December 31, 2004 of Ministry Partners Investment Corporation in this Post-Effective Amendment No.1 Form SB-2/A Registration Statement, and to the reference to our firm under the caption "Experts" in the Prospectus which is a part of such Registration Statement.

/s/ TURNER, WARREN, HWANG AND CONRAD

TURNER, WARREN, HWANG AND CONRAD

ACCOUNTANCY CORPORATION

Burbank, California

April 5, 2006